PEOPLES BANCORP INC. – P.O. BOX 738 - MARIETTA, OHIO – 45750
                                                      www.peoplesbancorp.com

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Mark F. Bradley
February 2, 2009		President and Chief Executive Officer
(740) 373-3155

PEOPLES BANCORP INC. RECEIVES $39 MILLION FROM
U.S. TREASURY CAPITAL PURCHASE PROGRAM
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MARIETTA, Ohio –Peoples Bancorp Inc. (“Peoples”) (NASDAQ: PEBO) today announced it received $39 million of new equity capital on January 30, 2009, from the TARP Capital Purchase Program established by the United States Department of the Treasury (the “U.S. Treasury”) under the Emergency Economic Stabilization Act of 2008.
“We look forward to putting the funds to work in our communities,” said Mark F. Bradley, President and Chief Executive Officer.  “We are pleased that our financial strength qualified Peoples to participate in the Capital Purchase Program, which provides a cost-effective means for well-capitalized financial institutions like Peoples to fortify capital positions in times of economic challenge.”
At December 31, 2008, Peoples’ Tier 1 and Total Risk-Based Capital ratios were 11.87% and 13.18%, respectively, which were well above the minimum ratios of 6% and 10%, respectively, required by banking regulations to be considered “well-capitalized”.  With the additional capital from the Capital Purchase Program, Peoples’ Tier 1 and Total Risk-Based Capital ratios will increase to 13.55% and 16.15%, using the risk-based capital data at December 31, 2008.
The investment by the U.S. Treasury was in the form of newly-issued non-voting Fixed Rate Cumulative Perpetual Preferred Shares, Series A (“Senior Preferred Shares”) and a related 10-year Warrant to Purchase Common Stock (the “Warrant”) sold by Peoples to the U.S. Treasury.  The Senior Preferred Shares will pay an annual dividend of 5% during the first five years and 9% each year thereafter, unless redeemed by Peoples.  The Warrant will entitle the holder to purchase 313,505 Peoples common shares with an exercise price of $18.66.  Other details of this transaction, including certain restrictions and limitations imposed on Peoples, are contained in a Current Report on Form 8-K being filed by Peoples with the Securities and Exchange Commission later today.
On January 22, 2009, Peoples’ shareholders approved an amendment to Peoples’ Amended Articles of Incorporation authorizing the issuance of preferred shares.  On January 28, 2009, Peoples’ Board of Directors adopted an amendment to Peoples’ Amended Articles of Incorporation establishing a series of preferred shares with the express terms of the Senior Preferred Shares issued to the U.S. Treasury.
“Despite adverse conditions, we remain an active lender, with our bankers making loans that meet prudent underwriting standards given these difficult times,” said Bradley.  “Our primary intent is to use the new capital for loan originations.  Our stronger capital position also affords Peoples greater capacity to work through problem loans and to provide appropriate relief to struggling mortgage and consumer borrowers.”

Peoples Bancorp Inc. is a diversified financial products and services company with $2.0 billion in assets, 49 locations and 38 ATMs in Ohio, West Virginia and Kentucky.  Peoples makes available a complete line of banking, investment, insurance, and trust solutions through its financial service units – Peoples Bank, National Association; Peoples Financial Advisors (a division of Peoples Bank) and Peoples Insurance Agency, Inc.  Peoples’ common shares are traded on the NASDAQ Global Select Market under the symbol “PEBO”, and Peoples is a member of the Russell 3000 index of US publicly traded companies.  Learn more about Peoples at www.peoplesbancorp.com.

Safe Harbor Statement:
This news release contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder.  In particular, this release includes forward-looking statements regarding the potential benefits of Peoples’ participation in the Capital Purchase Program and the potential impact participation could have on Peoples’ future results of operations and financial condition. These statements are subject to certain risks and uncertainties including Peoples’ ability to deploy the capital received through the Capital Purchase Program and the other risks set forth in Peoples’ filings with the Securities and Exchange Commission, including those risk factors included in the disclosure under the heading “ITEM 1A. RISK FACTORS” of Part I of Peoples’ Annual Report on Form 10-K for the fiscal year ended December 31, 2007. As a result, actual results may differ materially from the forward-looking statements in this news release. Peoples encourages readers of this news release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance.  Peoples undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events, except as required by applicable legal requirements.  Copies of documents filed with the SEC are available free of charge at the SEC’s website at http://www.sec.gov and/or from Peoples’ website.

END OF RELEASE